UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2017

CH2M HILL Companies, Ltd.

(Exact name of registrant as specified in its charter)

(Commission File Number) 000-27261

Delaware	93-0549963
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

9191 South Jamaica Street Englewood, CO	80112-5946
(Address of principal executive offices)	(Zip Code)

(303) 771-0900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.                Entry into a Material Definitive Agreement

10% Senior Second Lien Notes due 2020

On April 28, 2017, CH2M HILL Companies, Ltd. (“CH2M”) issued $200,000,000 aggregate principal amount of 10% Senior Second Lien Notes due 2020 (the “Second Lien Notes”) pursuant to an Indenture, dated as of April 28, 2017 (the “Second Lien Indenture”), by and among CH2M, several subsidiaries of CH2M, as guarantors, and Wilmington Trust FSB, as trustee (the “Second Lien Trustee”) and secured notes collateral agent (the “Second Lien Collateral Agent”).

Terms.  The Second Lien Notes bear interest at a rate of 10% per annum and mature on April 28, 2020.  Interest on the Second Lien Notes is payable on May 1 and November 1 of each year, commencing on November 1, 2017.  The net proceeds of the Second Lien Notes are to be used to repay certain outstanding revolving credit loans under the First Lien Credit Agreement (defined below).  The Second Lien Notes are guaranteed by CH2M HILL, Inc., Operations Management International, Inc., CH2M HILL Engineers, Inc., CH2M HILL Global, Inc., CH2M HILL Constructors, Inc., CHVENG, LLC, CH2M HILL Alaska, Inc. and CH2M HILL Plateau Remediation Company, each of which is a wholly-owned subsidiary of CH2M (collectively, the “Guarantors”).  The Second Lien Notes are unsubordinated, senior obligations of CH2M and the Guarantors and are secured by second-priority liens (subject in each case to certain exceptions and permitted liens) on substantially all of CH2M’s and the Guarantors’ domestic assets.

Indenture Covenants.  The Second Lien Indenture contains affirmative and negative covenants and other terms that are customary for obligations similar to the Second Lien Notes.  These covenants include terms that limit the ability of CH2M, the Guarantors and certain of their subsidiaries to take certain actions, in each case subject to various exceptions and thresholds, including terms that:

•                  limit their ability to incur additional indebtedness;

•                  prohibit the granting of liens on their assets;

•                  limit their ability to make certain kinds of investments, particularly investments in third parties;

•                  limit their ability to dispose of assets unless they are no longer used or useful in their business;

•                  restrict their ability to create contractual restrictions on their subsidiaries’ ability to pay dividends or make other payments to CH2M or the Guarantors;

•                  restrict their ability to consolidate, merge or sell all or substantially all of their assets, except in compliance with various requirements governing transaction structure and other matters; and

•                  restrict their ability to enter into certain transactions with any affiliate unless the transaction is no more favorable to such affiliate than would be obtained in a comparable arm’s length transaction with a non-affiliate.

In addition, the Indenture contains financial covenants that require CH2M to maintain a consolidated leverage ratio no greater than 4.50:1.00 and a consolidated first lien leverage ratio no greater than 4.00:1.00.

Stock Repurchases and other Restricted Payments.  The Second Lien Indenture sets forth restrictions on CH2M’s ability to repurchase its common or preferred stock, pay cash dividends on or make other distributions in respect of its common or preferred stock or make other Restricted Payments (as defined in the Second Lien Indenture).  Among other limitations on such Restricted Payments, the Second Lien Indenture limits the amount CH2M may spend to repurchase its common stock  in connection with its employee stock ownership program, other than legally required repurchases of common stock held in benefit plans, which are not restricted.  These limitations on repurchases may limit CH2M’s ability to participate in the internal market it maintains for employees to purchase and sell CH2M’s common stock on future trade dates.  In particular, while the Second Lien Notes are outstanding, the Second Lien Indenture limits the amount CH2M may spend to repurchase its common stock to an aggregate of $75 million, plus a cumulative amount (the “builder basket”) equal to 50% of CH2M’s consolidated net income (or minus 100% of any net loss) from April 1, 2017 to the date on which any such repurchase is to be made.  The amount of the builder basket available to make repurchases of CH2M’s common stock is, however, subject to being reduced to the extent that (1) CH2M makes legally required repurchases of common stock held in benefit plans in excess of $50 million in any period of four consecutive quarters and (2) CH2M makes certain payments on subordinated indebtedness in accordance with the terms of the Second Lien Indenture.

Events of Default.  The Second Lien Indenture also contains customary events of default. If an event of default occurs and is continuing, the Second Lien Trustee, or the holders of at least 25% in principal amount of the outstanding Second Lien Notes, may declare the principal and premium, if any, of, and the accrued and unpaid interest, if any, on, all outstanding Second Lien Notes to be immediately due and payable.  Notwithstanding the foregoing, certain events of bankruptcy or insolvency are events of default which shall result in the Second Lien Notes being due and payable immediately upon the occurrence of such events of default.

Redemption.  CH2M may, at its option, redeem the Second Lien Notes in whole at any time or from time to time in part, upon notice as described in the Indenture, at the redemption price set forth below, plus accrued and unpaid interest, if any, to the date of redemption, for the corresponding period set forth below:

Period		Redemption Price
From	To	(Percentage of Principal Amount of Notes Redeemed)
Issue Date	April 28, 2018	110%
April 29, 2018	April 28, 2019	103%
April 29, 2019	October 28, 2019	101.5%
October 28, 2019	Maturity Date	100%

Change of Control Put.  Upon the occurrence of a Change of Control (as defined in the Second Lien Indenture), any holder of Second Lien Notes will have the right to require CH2M to repurchase all or any portion of such holder’s Second Lien Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase.

Private Placement.  The Second Lien Notes have not been registered under the Securities Act or the securities laws of any other jurisdiction, and, were only issued to institutional accredited investors in reliance on Section 4(a)(2) of the Securities Act of 1933 (the “Securities Act”) and Regulation D under the Securities Act.  Unless so registered, the Second Lien Notes may not be offered or sold in the United States to, or for the account or benefit of, any United States person except pursuant to an exemption from the registration requirements of the Securities Act and other applicable securities laws.

Fourth Amendment to Credit Agreement

In connection with the issuance of the Second Lien Notes, CH2M and several of its subsidiaries, as borrowers and subsidiary guarantors, entered into a Fourth Amendment to Credit Agreement, dated as of April 28, 2017 (the “Fourth Amendment”), amending the Second Amended and Restated Credit Agreement, dated as of March 28, 2014 (as previously amended and as amended by the Fourth Amendment, the “First Lien Credit Agreement”), among CH2M, such subsidiaries of CH2M, Wells Fargo Bank, National Association, as administrative agent (the “Administrative Agent”) and swing line lender, and each of the financial institutions party thereto (the “First Lien Lenders”).

Terms.  After giving effect to the Fourth Amendment, the First Lien Credit Agreement provides for a revolving credit facility in an amount of up to $875 million, including subfacilities for the issuance of standby letters of credit, multicurrency borrowings and swingline loans.  The facility is available to CH2M and its subsidiaries to refinance certain indebtedness, and to pay fees, commissions and expenses in connection with the First Lien Credit Agreement and for general corporate purposes.  The obligations of CH2M and those U.S. domestic subsidiaries of CH2M that are either borrowers or guarantors under the First Lien Credit Agreement are secured by first-priority security interests in substantially all of the domestic assets of CH2M and such subsidiaries pursuant to a Security Agreement, dated as of September 30, 2016 (as amended, the “First Lien Security Agreement”), in favor of the First Lien Agent.

Amendments to Credit Agreement.  The Fourth Amendment amends the First Lien Credit Agreement to amend various provisions to allow for the issuance and sale of the Second Lien Notes.  In addition, the Fourth Amendment amends the First Lien Credit Agreement:

•                  to lower the maximum amount of revolving borrowing credit capacity to $875 million from $925 million;

•                  to increase the applicable interest rates on revolving loans by 0.5% to 1.0%, depending on CH2M’s reported Consolidated Leverage Ratio;

•                  to increase the maximum Consolidated Leverage Ratio (as defined in the First Lien Credit Agreement) to 4.00:1.00;

•                  to modify the definition of Consolidated Adjusted EBITDA (as defined in the First Lien Credit Agreement) used in calculating financial covenants under the First Lien Credit Agreement; and

•                  to require that CH2M maintain, on a consolidated basis, a Maximum Consolidated First Lien Leverage Ratio (as defined in the First Lien Credit Agreement) not greater than 3.00:1.00 and a Minimum Consolidated Fixed Charge Coverage Ratio not less than 1.50:1.00 (as defined in the First Lien Credit Agreement).

As amended by the Fourth Amendment, the First Lien Credit Agreement continues to contain other customary affirmative and negative covenants, some of which limit or restrict CH2M’s and its subsidiaries’ ability to incur additional indebtedness and other obligations, grant liens to secure obligations, make investments, merge or consolidate and dispose of assets, in each case subject to certain customary exceptions.  In addition the First Lien Credit Agreement, sets forth restrictions on the ability of CH2M to repurchase its common or preferred stock, pay dividends on or make other distributions in respect of its common or preferred stock or make other similar payments.  In particular, the First Lien Credit Agreement limits the amount CH2M may spend to repurchase its common stock (other than legally required repurchases of common stock held in benefit plans, which are not restricted) in connection with its employee stock ownership program.  The Fourth Amendment also requires that CH2M and its subsidiaries party to the First Lien Credit Agreement comply with the terms of the Second Lien Indenture limiting certain restricted payment described above.  The Fourth Amendment also makes other technical and operating changes to the terms of the First Lien Credit Agreement in connection with the foregoing.

Intercreditor Agreement

In connection with the issuance of the Second Lien Notes and entering into the Fourth Amendment to the First Lien Credit Agreement, CH2M and the Guarantors also entered into an Intercreditor Agreement, dated as of April 28, 2017 (the “Intercreditor Agreement”), with Wells Fargo Bank, National Association, in its capacity as administrative agent under the First Lien Credit Agreement (the “First Lien Agent”), and the Second Lien Agent.

The Intercreditor Agreement provides that the liens on the Common Collateral (as defined in the Intercreditor Agreement) securing the Senior Claims (as defined in the Intercreditor Agreement), shall have priority over and be senior in all respects and prior to the liens on the Common Collateral securing Second Lien Notes and that, at any time prior to the discharge of the Senior Claims the First Lien Agent shall have the exclusive right to enforce the security interests in the collateral securing the First Lien Credit Agreement and the Second Lien Notes.  As defined in the Intercreditor Agreement, the “Senior Claims” include, among other things, (i) the principal amount of all indebtedness incurred under the First Lien Credit Agreement and certain additional senior indebtedness permitted under the Intercreditor Agreement, together with the amount of any premium, interest, fees, costs, expenses and indemnities payable on account of the foregoing, and (ii) certain amounts in respect of Senior Bank Product Obligations (as defined in the Intercreditor Agreement); provided that the aggregate amount of Senior Claims may not exceed the Senior Cap Amount (as defined in the Intercreditor Agreement).

Incorporation by Reference

The foregoing descriptions of the Second Lien Indenture, the Second Lien Notes, the Fourth Amendment and the Intercreditor Agreement are summaries only and are qualified in their entirety by reference to the full texts of the Second Lien Indenture, the Second Lien Notes, the Fourth Amendment and the Intercreditor Agreement, copies of which are attached as Exhibits to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

Item 2.03                   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent that the disclosures under Item 1.01 of this Current Report on Form 8-K relating to the Second Lien Indenture and the Second Lien Notes are also responsive to Item 2.03 of Form 8-K, such disclosures are incorporated by reference into this Item 2.03.

Item 3.03                   Material Modification to Rights of Security Holders

Amendment to Certificate of Designation of Series A Preferred Stock

Also in connection with the issuance of the Second Lien Notes, on April 28, 2017, CH2M filed a Certificate of Amendment (the “Series A Amendment”) to the Certificate of Designation of Series A Preferred Stock (the “Certificate of Designation”) with the Secretary of State of the State of Delaware.  The Series A Amendment increases, beginning as of April 1, 2017, the rate at which dividends accrue on outstanding shares of CH2M’s Series A Preferred Stock, par value $.01 per share (the “Series A Preferred Stock”), from 5.0% to 7.0% per annum on the sum of the original issue price of the Series A Preferred Stock plus all accrued and unpaid dividends thereon.  Dividends on the Series A Preferred Stock are cumulative and accrue quarterly, whether or not declared by the Board.  The other terms of the Series A Preferred Stock set forth in the Certificate of Designation remain unchanged.

Additionally, AP VIII CH2 Holdings, L.P. (the “Series A Preferred Stockholder”), the sole holder of the Series A Preferred Stock, granted a consent (the “Series A Consent”) pursuant to the Certificate of Designation with respect to the Fourth Amendment.  The Certificate of Designation provides that CH2M must obtain the affirmative vote or waiver of the holders of a majority of the outstanding shares of Series A Preferred Stock in order to take certain actions including incurring certain debt for borrowed money in amounts that would cause CH2M’s consolidated debt to EBITDA ratio to exceed 3.00:1.00.  As described above, the Fourth Amendment permits CH2M to incur indebtedness up to a maximum Consolidated Leverage Ratio of 4.00:1.00 and the Second Lien Indenture permits CH2M to incur indebtedness up to a maximum Consolidated Leverage Ratio of 4.50:1.00.  As a result, in order to give effect to the Fourth Amendment and the issuance of the Second Lien Notes, CH2M obtained the consent of the Series A

Preferred Stockholder with respect to the incurrence of indebtedness to the extent permitted by the First Lien Credit Agreement and the Second Lien Indenture.

The foregoing description of the Series A Amendment is a summary only and is qualified in its entirety by reference to the full text of the Series A Amendment, a copy of which is attached as an Exhibit to this Current Report on Form 8-K and incorporated by reference into this Item 3.03.

Item 5.03                   Amendments to Articles of Incorporation or Bylaws

To the extent that the disclosures under Item 3.03 of this Current Report on Form 8-K relating to the Series A Amendment are also responsive to Item 5.03 of Form 8-K, such disclosures are incorporated by reference into this Item 5.03.

Item 7.01 Regulation FD Disclosure

On May 3, 2017, CH2M issued a press release announcing the issuance of the Second Lien Notes and related transactions.  A copy of such press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01 solely for purposes of this Item 7.01.

The information in this Item 7.01, including Exhibit 99.1 attached hereto is being furnished in accordance with the instructions to Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall it be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act, except to the extent expressly set forth by a specific reference in such filing, if any.  The inclusion of the information in this Item 7.01, including Exhibit 99.1 attached hereto, does not constitute an admission or determination by CH2M as to the materiality of any such information.

Item 9.01.                Financial Statements and Exhibits

(d) Exhibits. The following exhibits are being filed herewith:

Exhibit No.	Description

3.1	Certificate of Amendment to the Certificate of Designation of Series A Preferred Stock.

4.1

Indenture, dated as of April 28, 2017, relating to the 10% Senior Second Lien Notes due 2020, among CH2M HILL Companies, Ltd., the guarantors party thereto and Wilmington Trust, National Association, as trustee and second lien collateral agent.

4.2	Form of 10% Senior Second Lien Note due 2020 (included as Exhibit A to the Second Lien Notes Indenture filed as Exhibit 4.1 hereto).

4.3	Intercreditor Agreement, dated as of April 28, 2017, by and among CH2M, the Guarantors, the First Lien Agent and the Second Lien Agent.

10.1

Fourth Amendment, dated as of April 28, 2017, to Second Amended and Restated Credit Agreement dated as of March 28, 2014, by and among CH2M HILL Companies, Ltd. and certain of its subsidiaries, Wells Fargo Bank, National Association, and the other financial institutions party thereto as lenders.

99.1	Press Release, issued May 3, 2017, furnished solely for the purposes of Item 7.01.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CH2M HILL Companies, Ltd.

Date: May 3, 2017	By:	/s/ Gary L. McArthur
Gary L. McArthur
Executive Vice President and Chief Financial Officer